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                                                                    EXHIBIT 99.1

[FREEREALTIME LOGO]

FOR IMMEDIATE RELEASE

Contact: Michael Neufeld
         (949) 916-4100


              FREEREALTIME.COM FILES VOLUNTARY CHAPTER 11 PETITION

ALISO VIEJO, CA, APRIL 24, 2001 - FreeRealTime.com, Inc. (OTC: FRTI) today announced that it has filed a voluntary petition for relief, for itself, and its wholly-owned subsidiary Freerealtime.com-Canada, under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Central District of California. The Company's other subsidiaries, RedChip.com, Inc. and its subsidiaries, and Digital Offering, Inc. are not included in the petition.

While under the protection of the bankruptcy court, the Company intends to continue to operate its web site, Freerealtime.com, as it pursues strategic alternatives for its business and properties, including the sale of all or substantially all of its assets.

In addition, the Company today announced that it has accepted the resignations of Mike Alex, Scott Brown, Geoff Moore, Byron Roth and Robert Werle from its Board of Directors.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WHICH ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE RISKS AND UNCERTAINTIES ASSOCIATED WITH RAPIDLY CHANGING TECHNOLOGIES SUCH AS THE INTERNET, THE RISKS OF TECHNOLOGY DEVELOPMENT AND THE RISKS OF COMPETITION. ACTUAL RESULTS COULD DIFFER MATERIALLY. FOR MORE INFORMATION ABOUT THESE RISKS AND UNCERTAINTIES, SEE THE SEC FILINGS OF FREEREALTIME.COM, INC.


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